UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 27, 2016

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-12507	22-2448962
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Glen Street Glens Falls, NY	12801
(Address of principal executive offices)	(Zip Code)

(518) 745-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act.
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Employment Agreements for CEO Murphy and CFO Goodemote.  On January 27, 2016, Arrow Financial Corporation (the “Company”) executed new three-year employment agreements with each of (i) Thomas J. Murphy, President and Chief Executive Officer of the Company and President and Chief Executive Officer of the Company’s lead subsidiary bank, Glens Falls National Bank and Trust Company (“GFNB”), and (ii) Terry R. Goodemote, Executive Vice President, Treasurer and Chief Financial Officer of the Company and Senior Executive Vice President, Treasurer and Chief Financial Officer of GFNB.   The new agreements, which became effective on February 1, 2016, replaced similar three-year employment agreements entered into by the Company with Mr. Murphy and Mr. Goodemote in early 2015.
Under the new agreements, Mr. Murphy’s annual base salary will be $332,000, an increase of $12,000 from his previous annual base salary, and Mr. Goodemote’s annual base salary will be $240,000, an increase of $5,000 from his previous annual base salary. During the term of the agreements, the executives’ respective annual base salaries may be increased but may not be decreased. Under the new agreements, each executive, in addition to receiving the benefits available to salaried employees generally (e.g., medical, dental and life insurance coverage, participation in the qualified retirement plan), is also eligible to participate in certain other compensation and benefit plans available to key employees, including the annual incentive (bonus) plan, the long-term equity incentive plan, and the supplemental executive retirement plan.

Each agreement provides that if, during the term of the agreement, the Company and/or GFNB terminates the employment of the executive, other than for cause (as defined), or the executive terminates his own employment with the Company and/or GFNB, for good reason (as defined), he will receive a lump-sum payment equal to (a) the dollar amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary, whichever is greater.
Also under each agreement, if during the term of the agreement there is a change of control (as defined) of the Company and, within 12 months after such change of control, (a) the Company and/or GFNB terminates the employment of the executive, other than for cause, or (b) the executive terminates his own employment with the Company and/or GFNB, for good reason, the executive will be entitled to receive an aggregate dollar amount, payable in installments over a two-year period following the date of his termination (or in a lump-sum, in the event of unforeseeable emergency), equal to approximately three times his average annual taxable compensation for the five years preceding the change of control, subject to downward adjustment to reflect the value of any other “change of control” payments or benefits he might receive following such change of control. Additionally, the executive shall be entitled to receive, for a period of two years following the date of his termination, medical, dental and life insurance coverage that is generally equivalent to the coverage held by him on such date, subject to employee cost sharing. However, under no circumstances will the executive receive any payment under this change of control provision if such payment would constitute an “excess parachute payment” under the tax laws.
Each agreement contains a non-competition provision that is triggered upon termination of the executive’s employment with the Company and/or GFNB.
Each agreement also provides that, on or before each anniversary of the effective date of the agreement, the Board of Directors of the Company and the Board of Directors of GFNB will consider and vote upon a proposal to replace the executive’s existing agreement with a new three-year employment agreement containing provisions at least as favorable to the executive as his current agreement on the date of such consideration.
New Employment Agreement for SVP DeMarco.  On January 27, 2016, the Company executed a new two-year employment agreement with David S. DeMarco, a Company Senior Vice President and President and Chief Executive Officer of Saratoga National Bank and Trust Company, the Company’s other banking subsidiary (“Saratoga National”). Mr. DeMarco’s new agreement, which became effective on February 1, 2016, replaced a similar two-year employment agreement previously entered into by the Company and Mr. DeMarco in early 2015.

Under Mr. DeMarco’s new agreement, he will receive an annual base salary of $250,000, an increase of $8,000 from his previous annual base salary. During the term of the agreement, Mr. DeMarco’s annual base salary may be increased but may not be decreased. Under the new agreement, Mr. DeMarco, in addition to receiving the benefits available to salaried employees generally (e.g., medical, dental and life insurance coverage, participation in the qualified retirement plan), is also eligible to participate in certain other benefit and compensation plans available to key employees, including the annual incentive (bonus) plan, the long-term equity incentive plan, and the supplemental executive retirement plan.
The new agreement provides that if, during the term of the agreement, the Company and/or Saratoga National terminates Mr. DeMarco’s employment, other than for cause (as defined), or he terminates his own employment with the Company and/or Saratoga National for good reason (as defined), he will receive a lump-sum payment equal (a) the amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary, whichever is greater.
Also, under the new agreement, if during the term of the agreement there is a change of control (as defined) of the Company and, within 12 months after such change of control, (a) the Company and/or Saratoga National terminates Mr. DeMarco’s employment, other than for cause, or (b) he terminates his own employment with the Company and/or Saratoga National, for good reason, he will be entitled to receive an aggregate dollar amount, payable in installments over a two-year period following the date of his termination (or in a lump-sum, in the event of unforeseeable emergency), equal to approximately two times his average annual taxable compensation for the five years preceding the change of control, subject to downward adjustment to reflect the value of any other “change of control” payments or benefits he might receive following such change of control. Additionally, he shall be entitled to receive, for a period of two years following the date of his termination, medical, dental and life insurance coverage that is generally equivalent to the coverage held by him on such date, subject to employee cost sharing. However, under no circumstances will he receive any payment under this change of control provision if such payment would constitute an “excess parachute payment” under the tax laws.
Mr. DeMarco’s new agreement, like those of Messrs. Murphy and Goodemote, contains a non-competition provision that is triggered upon termination of his employment with the Company and/or Saratoga National.
The new agreement also provides that, on or before each anniversary of the effective date of the agreement, the Board of Directors of the Company and/or the Board of Directors of Saratoga National will consider and vote upon a proposal to replace the existing agreement with a new two-year employment agreement containing provisions at least as favorable to Mr. DeMarco as his current agreement on the date of such consideration.

Item 9.01 - Financial Statements and Exhibits

Exhibits:

Exhibit No.	Description
10.1	Employment Agreement between the Company and Thomas J. Murphy effective February 1, 2016
10.2	Employment Agreement between the Company and Terry R. Goodemote effective February 1, 2016
10.3	Employment Agreement between the Company and David S. DeMarco effective February 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Dated: February 2, 2016    By:     /S/ Terry R. Goodemote
Terry R. Goodemote, Executive Vice President and Chief
Financial Officer